Exhibit 99.4

Acquisition of Remington Project Management – April 2018 Ashford Inc. (NYSE American: AINC)

Safe Harbor Certain statements and assumptions in this presentation contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford's control. These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction; the failure to satisfy conditions to completion of the transaction, including receipt of regulatory approvals and stockholder approval; changes in the business or operating prospects of Remington’s Project Management business; adverse litigation or regulatory developments; our success in implementing our business development plans of integrating Ashford's and Remington's Project Management business and realizing the expected benefits of the transaction; general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford's filings with the Securities and Exchange Commission (the "SEC"). The forward-looking statements included in this presentation are only made as of the date of this presentation. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise. In connection with the transaction, Ashford will file with the Securities and Exchange Commission a registration statement on Form S-4 containing a proxy/prospectus. Additionally, Ashford files annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF ASHFORD ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ASHFORD WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ASHFORD AND THE TRANSACTION. The proxy/prospectus and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Ashford with the Securities and Exchange Commission, may be obtained free of charge at the Securities and Exchange Commission’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission at the Ashford’s website, www.ashfordinc.com, under the “Investors” link, or by requesting them in writing or by telephone from us at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, Attn: Investor Relations or (972) 490-9600 Ashford, Remington and certain of their respective directors and officers may, under the rules of the SEC, be deemed to be "participants" in the solicitation of proxies from its stockholders that will occur in connection with the transaction. Information concerning the interests of the directors and officers of the Company who may be considered "participants" in the solicitation is or will be set forth in Ashford's Annual Report on Form 10-K filed with the SEC, as amended, and will be set forth in the proxy statement relating to the transaction when the proxy statement becomes available. Information concerning the directors and officers of Remington who may be considered “participants” in the solicitation will be set forth in the Form S-4. Copies of these documents can be obtained, without charge, at the SEC's website at www.sec.gov, by directing a request to Ashford at the address above, or at www.ashfordinc.com.

Products & Services Project Management Asset Management Fees for Services Hotel Products & Services Lismore Capital Hotel Owners Project Management Services Project Management Fees Management & Incentive Fees Advisory Services Other Ownership Groups Pro Forma Corporate Structure

Transaction Overview Ashford to acquire 100% of Remington’s Project Management business for $203 million Issue $203 million of Ashford convertible preferred stock to sellers Represents ~35% as-converted ownership Voting rights on an as-converted basis Sellers limited to 25% voting cap for 5 years Sellers receive 2 board seats Convertible at any time at $140.00 per share Strike price is a 45% premium to current share price(1) Below market pay rate: Year 1: 5.50% / Year 2: 6.00% / After: 6.50% Non-call seven years Puttable by holders upon a change-of-control Deal Terms Convertible Preferred Structure Valuation (in millions) (1) Based on closing stock price of Ashford as of April 6, 2018 of $96.48 (2) Selected comparable transactions listed at the end of this presentation Ashford Convertible Preferred Stock $ 203.0 2017 Project Management Revenue $ 29.0 2017 Project Management EBITDA Margin 56.2% 2017 Project Management EBITDA $ 16.3 Trailing 2017 EBITDA Multiple 12.5x Selected Comparable Transactions - Average EBITDA Multiple(2) 13.2x Selected Comparable Transactions - Median EBITDA Multiple(2) 12.8x

Organization Structure(1) Current Pro Forma Ashford Inc. Public Shareholders Asset Management/ Advisory Products/ Services Sellers (Preferred Stock) Current Voting %: Sellers: 15% Other Shareholders: 85% Post-Transaction Voting %: Sellers: 25%(2) Other Shareholders: 75%(2) “Old” Ashford Inc. Public Shareholders Asset Management/ Advisory Products/ Services “New” Ashford Inc. (Newly Created Holdco) Project Management (1) These are summarized structure charts and omit certain entities not directly involved in the transaction (2) Sellers subject to a 25% voting cap for 5 years

Strategic Benefits Adds high margin, fee-for-service business with strong customer base and long-term contracts Expands breadth of services and diversifies earnings stream Captures greater portion of fees from existing portfolio Increases return on future key money investments Enhances scale Facilitates potential entry into third-party project management business Performs all project management business for Ashford Hospitality Trust and Ashford Hospitality Prime Long-term agreements with termination fees and extension options Current EBITDA margins of nearly 60%(1) Best-in-class provider with over four decades of experience(2) Diversifies Ashford’s earnings with a fee stream based on capital expenditure rather than market performance of the REITs Allows Ashford to realize a greater portion of the third-party fees generated by existing and future hotel assets Project management earnings provide additional investment capital Additional fee streams improve returns on capital invested Drives more efficient use of existing resources and access to new ones Public ownership structure will provide management with additional flexibility to pursue outside growth opportunities Benefit Comments (1) 56.2% from Remington’s 2017 audited financials (2) Including predecessor experience

Project Management FF&E Freight Management FF&E Warehousing Provides comprehensive in-house project management services including the oversight, coordination, planning and execution of a ground-up development, renovation, conversion and other capital expenditure projects Brings expertise and decades of experience in project management, purchasing, and design Has managed over $1.7 billion of development, renovations and other capital projects Approximately 85 employees will be joining Ashford following the acquisition Overview Services Provided Brand Experience Brand Negotiations& Approvals Architectural Oversight Interior Design Construction Management Accounting Lender Reporting FF&E Purchasing FF&E Installation & Supervision Project Management

Project Management $26 million conversion from Crown Plaza to Marriott Increased NOI from $5.6M to $10.3M (+84%) FY 2016 Performance (first full year post conversion): Total revenue growth of 52% Room rate growth of 31% Hotel EBITDA flow-through of 53% A gain of 3,760 bps in market share NEWH Top Interior Design Firm for 2015, 2016, 2017 and 2018 Nashville Downtown Partnership Award for Renaissance Nashville in 2016 Renovation Excellence 2015 for Marriott Beverly Hills Renovation Excellence 2015 from Courtyard Marriott brand Published in Lodging magazine for Le Pavillon New Orleans and Savannah Magazine for Hyatt Savannah Awards Case Study – Beverly Hills Marriott

Financial Impact Ashford 2017 Adjusted Net Income Per Share to Common(1) $ 6.74 Project Management Acquisition (in thousands, except per share amounts) Project Management 2017 Adjusted EBITDA(2) $ 16,277 Less: Assumed taxes at 24.9%(3) (4,053) Project Management Adjusted Net Income 12,224 Less: Preferred Dividends(4) (11,165) Project Management Adjusted Net Income to Common $ 1,059 Ashford 2017 Weighted Average Diluted Shares(1) 2,381 Project Management Adjusted Net Income Per Share to Common $ 0.44 Pro Forma Combined Adjusted Net Income Per Share to Common $ 7.18 Accretion - $ Per Share $ 0.44 Accretion % 6.6% Project Management Acquisition (As-Converted) (in thousands, except per share amounts) Project Management 2017 Adjusted Net Income to Common $ 12,224 Weighted Average Diluted Shares (As-Converted) 3,831 Ashford 2017 Adjusted Net Income Per Share to Common (As-Converted)(5) $ 4.19 Project Management 2017 Adjusted Net Income Per Share to Common (As-Converted) $ 3.19 Pro Forma Combined 2017 Adjusted Net Income Per Share to Common (As-Converted) $ 7.38 Accretion - $ Per Share $ 0.64 Accretion % 9.5% (1) As reported in Ashford’s earnings release dated March 1, 2018 (2) From Remington’s audited 2017 financials - GAAP reconciliation included in appendix (3) Projected combined tax rate, reflective of the Tax Cuts and Jobs Act of 2017 (4) $203 million value multiplied by initial dividend rate of 5.50% (5) Assumes reported 2017 Adjusted Net Income of $16.044 million with a 60.9% increase in weighted average diluted shares

Selected Comparable Transactions(1,2) (1) Source: S&P Capital IQ & Baird equity research (2) Selected by management for illustrative purposes only - not intended to represent all comparable __transactions or all possible methods for evaluating the transaction Range Median Average Project Management Transaction Value $37 million to $6,497 million $791 million $1,706 million $203 million EV/EBITDA 11.5x to 16.9x 12.8x 13.2x 12.5x Buyer Target Announce Date Close Date Transaction Value (MM) Implied EV / EBITDA Wyndham Worldwide Corp. Hotel franchise & management business of La Quinta Holdings 1/18/18 -- 1,950 $ 12.5x Choice Hotels International, Inc. WoodSpring Hotels Franchise Services LLC 12/18/17 2/1/18 231 $ 13.3x Aramark Corporation Avendra 10/16/17 12/11/17 1,350 $ 16.9x HNA Tourism Group Co., LTD Hilton Worldwide Holdings Inc. 10/24/16 3/31/17 6,497 $ 13.0x GOV, HPT & SNH The RMR Group LLC 6/5/15 6/5/15 173 $ 11.5x Northstar Asset Management Group, Inc. Island Hospitality Management, LLC 11/6/14 1/9/15 37 $ 12.0x

Acquisition of Remington Project Management – April 2018 Appendix

GAAP Reconciliation(1) (1) All information in this table is based upon audited financial data for the year ended December 31, 2017 Reconciliation of Project Management Net Income to Adjusted EBITDA (in thousands) 2017 Net Income 16,216 $ Plus: Income Taxes 90 2017 EBITDA 16,306 Less: Other Income (29) 2017 Adjusted EBITDA 16,277 $

Ashford Inc. (NYSE American: AINC) 14185 Dallas Parkway, Suite 1100 • Dallas, TX 75254 P: 972-490-9600 • www.ashfordinc.com Acquisition of Remington Project Management – April 2018